JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "Agreement") is made as of June 1 2010, by and between Laser Detect Systems Ltd., a company organized under the laws of the State of Israel with principal offices at 11 Granit St., Qiryat Arie, PO Box 10168, Petach Tikva 49514, Israel ("Laser"), and Oramed Ltd., a company organized under the laws of the State of Israel with principal offices at Hi-Tech Park 2/5 Givat-Ram, PO Box 39098, Jerusalem 91390, Israel ("Oramed") (Laser and Oramed are referred to herein as the "Founding Shareholders").

WHEREAS,
the Founding Shareholders plan to establish an Israeli company to be named Entera Ltd. (or such other name as may be approved by the Founding Shareholders and the Companies Registrar) (the “Company”) and will at inception be the sole shareholders of the Company; and

WHEREAS,
the Founding Shareholders desire to determine the principles, provisions, terms and conditions required for the establishment, management, finance and operation of the Company, all subject to the terms and conditions set forth herein; and

WHEREAS,	Oramed will provide the Company with a license pursuant to the License Agreement (as defined below), and Laser will be responsible for the initial funding the Company on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement (the "Parties") hereby agree as follows:

1.	General.

1.1           Purpose.  The Founding Shareholders shall cause the Company to be incorporated under the laws of the state of Israel as a private company with limited liability, which will be operated by them pursuant to the terms of this Agreement for the purposes of developing pharmaceutical products for the oral delivery of peptides pursuant to the License Agreement.

1.2           Articles.  The Company shall be organized in accordance with the provisions of this Agreement. Promptly upon incorporation, the Parties shall cause the Company to adopt this Agreement and approve the acts of the Parties carried out in the name of the Company pursuant to Israeli law.  The articles of association of the Company (the "Articles") shall be in a form mutually agreed between the Founding Shareholders.  In case of any contradiction between the provisions of this Agreement and the Articles, the provisions of the Articles shall prevail and govern in the relationship between the Parties.

1.3           Offices. The Company’s offices shall be located in Oramed’s offices at Hi-Tech Park 2/5 Givat-Ram, Jerusalem 91390, Israel.  The Company will rent office space and services from Oramed for a period of up to 24 months commencing on the Closing Date, for a non-refundable, up-front fee in the amount of $36,000. It is acknowledged that the rental period may be less than 24 months if Oramed vacates such premises before the end of such 24-month period.  The services will include the use of one half of an office for one employee of the Company and the use of office equipment and furniture.

1.4           Accounting Services.  Oramed shall provide accounting services to the Company for the maintenance of the Company's accounting records and the preparation of quarterly and annual financial statements of the Company in accordance with U.S. GAAP and IFRS, to the extent financial statements in accordance with such rules are required by either of the Founding Shareholders.  In consideration for such services, the Company shall pay to Oramed a monthly fee in the amount of NIS 3,500 plus VAT.

2.	Capitalization, Closing and Share Transfers.

2.1           Capitalization.  The authorized share capital of the Company shall initially consist of NIS 100,000 divided into 100,000 ordinary shares, NIS 1.00 par value each (the "Ordinary Shares").

2.1.1                        On the basis of the representations, warranties, covenants, agreements, commitments, undertakings and obligations contained herein, at the Closing (as such term is defined in Section 2.3 below), each of Laser and Oramed shall purchase 5,000 Ordinary Shares (the "Original Shares").  The Ordinary Shares issued to Laser shall be issued against payment of $600,000, and the Ordinary Shares issued to Oramed shall be issued in consideration of Oramed's entering into the License Agreement in the form attached hereto as Exhibit A (the “License Agreement”).  Such Original Shares shall, when issued at the Closing, be free and clear from any and all liens and shall be duly authorized, validly issued, fully paid and nonassessable. Immediately following the Closing, the issued and outstanding share capital of the Company shall consist solely of the Original Shares.

2.1.2                        The Company shall adopt an employee share incentive plan that allows for the grant of awards in accordance with Section 102 of the Israeli Income Tax Ordinance [New Version], 1961.  Such plan shall condition the issuance of Ordinary Shares thereunder to any person prior to the Company's initial public offering on the execution by such person of a document agreeing to become a party to this Agreement.  Within 60 days following the Closing, the Company shall issue to Philip Schwartz as the Chief Executive Officer of the Company (the “CEO”) options to purchase 1,098 Ordinary Shares (the “CEO Options”), reflecting 9.9% of the Company's share capital immediately following the Closing after dilution by the CEO Options. The CEO Options will be issued under the share incentive plan and pursuant to Section 102 of the Ordinance. The CEO Options shall have a ten (10) year term from the date of grant and shall be subject to vesting over a three (3) year period, with one-third of the CEO Options vesting upon the lapse of 6 months from the date of grant and one-third on each of the second and third anniversary of the date of grant.  In the event that prior to the lapse of 6 months from the date of grant the Company shall receive equity financing from a third party investor, the vesting of the first third of the CEO Options shall accelerate immediately prior to the consummation of such investment.  The vesting of the CEO Options will accelerate in full in the event that the CEO is terminated by the Company without cause and upon the consummation of an IPO or M&A transaction (as such terms will be defined a definitive agreement between the Company and the CEO).  The exercise price per share of the CEO Options shall be the nominal value of the Ordinary Shares.

2.2           Additional Shares.  Any future issuances of shares in the Company will dilute all the shareholders of the Company (the "Shareholders") proportionately, except as set forth in Section 3 below.

2.3           Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place on the second business day following the fulfilment of the conditions set forth in Section 9 below, at the offices of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., 2 Weizmann Street, Tel Aviv, or at such other date and place as the Parties may otherwise agree (the date and time of the Closing are hereinafter referred to as the “Closing Date”).

2.4           Share Transfers.

2.4.1                        Each of the Parties shall be subject to the restrictions on Transfer (as defined below) of its respective Ordinary Shares set forth below and in the Articles.

2.4.2                        Notwithstanding anything in this Agreement to the contrary, any Party may freely Transfer any of its Ordinary Shares to a Permitted Transferee thereof, subject to Section 2.4.3. “Permitted Transferee” means:  (a) each of the Founding Shareholders; (b) as to any individual - any grandparents, parents, siblings, children, lineal descendant (including step and adopted children), and any spouse of such individual or any of the foregoing, or trust of which at least one of the foregoing is the beneficiary; (c) any Affiliate of the persons indicated in (a) or (b) above; (d) as to any partnership: (1) any of its general and limited partners; (2) any of its Affiliates; (3) any person, directly or indirectly, managing such entity; or (4) any entity (and its partners) managed by the same management company or managing general partner, or managed by an affiliate of such management company or managing general partner; and (e) as to a trust, the beneficiary or beneficiaries of such trust.  “Affiliate(s)” of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and “control” shall mean ownership (direct or indirect) of more than 50% of the shares of the subject person entitled to vote in the election of directors (or, in the case of a person that is not a corporation, for the election of the corresponding managing authority).

2.4.3                        Any transferee, concurrently with the completion of the Transfer of Ordinary Shares, shall have executed a document assuming the obligations of the transferor under, and agreeing to be bound by and become a party to, this Agreement.  An Affiliated transferee of a Shareholder shall be aggregated together with such Shareholder with respect to the holdings, rights and obligations of such Shareholder under this Agreement.  Any attempt by a Party to Transfer Ordinary Shares in violation of this Agreement shall be void and the Company agrees it will not affect such a Transfer nor will it treat any alleged transferee(s) as the holder of such Ordinary Shares.

2.4.4                        For the purposes of this Agreement, a "Transfer" shall include to sell, assign, transfer, grant any right in, assign or dispose of, by gift or otherwise (including by way of realization of a Pledge), or in any way encumber, shares or other securities convertible into or exchangeable for shares in the Company, including, if the transferor (other than Laser or Oramed) is a holding company, whose primary activity is holding shares in the Company or other securities convertible into or exchangeable for shares in the Company, by way of a change of control in such transferor-company. For the removal of doubt, it is hereby clarified that the pledge, lien, hypothecation or mortgage (collectively, "Pledge") of any shares or other securities convertible into or exchangeable for shares in the Company shall not be considered a Transfer for the purposes of this Section 2.4.4., provided that the pledgee agrees in writing towards the Company and the Shareholders to be bound by all restrictions of Transfer set forth herein, including, without limitation, the right of first refusal pursuant to Section 2.6 hereafter.

2.5           Pre-emptive Right.  Until immediately prior to the closing of the initial public offering of the Ordinary Shares (“IPO”), each Founding Shareholder will have the right to purchase a pro rata portion (on an as-converted basis) of any further issuance of share capital, or other rights or securities convertible into or exchangeable for share capital, by the Company, other than options (and the shares issuable upon exercise thereof) granted to employees, consultants and directors under the employee equity incentive plan of the Company. Each Founding Shareholder shall also be entitled to purchase the pro rata portion of any other Founding Shareholder that does not exercise such right.

2.6           Right of First Refusal

2.6.1                        If at any time prior to the closing of the IPO, any Shareholder (the "Offeror") wishes to Transfer, other than to a Permitted Transferee, all or any of its Ordinary Shares or other securities convertible into or exchangeable for shares of the Company (the "Offered Securities"), the Founding Shareholders and the CEO shall have the right to purchase all, or any portion, of the Offered Securities on the same terms and conditions offered by the Offeror, all in accordance with customary procedures set forth in the Articles.

2.6.2                        Notwithstanding the foregoing, no Shareholder may transfer Ordinary Shares to a competitor of the Company, without the prior written consent of the Board and the Founding Shareholders, which in case of a Founding Shareholder can be withheld in its sole and absolute discretion.

2.7           Drag-Along Rights.  Without derogating from the provisions of Section 2.6 above, prior to an IPO, in the event that both Founding Shareholders holding in the aggregate at such time the majority of the Company's issued and outstanding share capital, accept an offer to sell all of their shares to a third party (excluding to a Permitted Transferee), and such sale is conditioned upon the sale of all remaining outstanding Ordinary Shares of the Company to such third party, all other Shareholders shall be required, upon the Founding Shareholders' request, to sell their shares in such transaction, on the same terms and conditions, provided that the terms of such sale reflect a pre-money valuation of the Company of at least $15,000,000.

2.8           Registration Rights.  In the event of an IPO in the United States, the Company will grant demand and piggyback registration rights to the Founding Shareholders on customary terms and conditions.

3.           Funding.  In the event the Company has not obtained third party financing on or prior to the first year anniversary of this Agreement, or such other date mutually agreed upon by the Founding Shareholders, each Founding Shareholder shall make a capital contribution to the Company in the amount of $150,000 (the “Second Financing”).  Subject to Section 2.6 above (mutatis mutandis), each Founding Shareholder may elect to allow a third party introduced by such Founding Shareholder to invest an amount equal to all or a portion of such Founding Shareholder’s Second Financing obligation, provided that the terms of such investment reflect a pre-money valuation of the Company of at least $5,000,000 and that, at the election of the other Founding Shareholder, up to one half of the third party's investment shall count toward such other Founding Shareholder's Second Financing obligation.  Notwithstanding the foregoing, in order to allow the CEO to maintain beneficial ownership of 9.9% of the Company (on a fully diluted basis) as of the closing of the Second Financing, the Company will provide the CEO with the opportunity to contribute $15,000 to the Company upon the closing of the Second Financing, whether or not a third party participates in the Second Financing.  If the CEO shall not contribute such amount or if a third party participates in the Second Financing, the Company shall issue Ordinary Shares in consideration for the investments in the Second Financing; if the CEO contributes such amount, but no third party participates in the Second Financing, then such Ordinary Shares shall be issued at the same valuation as the Original Shares; otherwise, all such Ordinary Shares shall be issued at the valuation of the third party's investment in the Second Financing.

4.	Corporate Governance; Management.

4.1           Shareholders Meetings.

4.1.1                        The quorum for meetings of the Shareholders shall be the presence, in person or by proxy, of at least 2 (two) Shareholders, holding shares conferring a majority of the outstanding voting power of the Company, provided, however, that as long as a Founding Shareholder holds 10% (ten percent) or more of the issued and outstanding share capital of the Company, a legal quorum shall require the presence (in person or by proxy) of such Founding Shareholder.

4.1.2                        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place, or to such other date, time and place as the Board of Directors may determine. If a notice of the adjourned meeting has been given to the Shareholders, and a quorum is not present at the adjourned meeting within half an hour from the time appointed for the meeting, then any Shareholder present, in person or by proxy, shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the original meeting was convened. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

4.1.3                        Other than as described in Section 4.2 below, a resolution shall be deemed adopted by the Shareholders if approved, in person or by proxy, by the holders of more than 50% of the voting power represented at the general meeting and voting thereon.

4.2           Major Decisions; Shareholders.  Each of the following matters may only be approved with the prior written consent of each Founding Shareholder, for so long as such Founding Shareholder holds 20% or more of the issued and outstanding share capital of the Company, regardless of whether such matter might otherwise be deemed to be within the competence of the Board of Directors:

4.2.1                        Any change in the number of directors of the Company or the manner of their selection.

4.2.2                        Any amendment of the Articles that adversely affects the rights of such Founding Shareholder.

4.2.3                        The merger, reorganization, consolidation or change of control transaction with or into any other entity, other than a bona fide investment transaction or a purchase of shares from an existing Shareholder of the Company.

4.2.4                        Changing the independent auditor of the Company.

4.2.5                        The liquidation, dissolution or winding up of the Company or termination of the Company’s activities.

4.3           Board of Directors.  The management of the Company shall be supervised and directed by the Board of Directors.  The Board of Directors shall initially consist of four members: one representative designated by Oramed (the “Oramed Board Member”), one representative designated by Laser (the “Laser Board Member”), the CEO and an independent director mutually appointed by the Founding Shareholders, provided, however, that the rights of any Founding Shareholder under this Section 4.3 shall not apply if its holdings in the Company constitute less than 20% of the outstanding share capital.  The Company shall not pay director fees to the CEO, the Oramed Board Member or the Laser Board Member.

4.4           Chairman.  The Board of Directors shall appoint one director to serve as Chairman of the Board of Directors. The Chairman shall be unanimously appointed by the Board of Directors and shall not have a casting vote in addition to his or her vote as a director.

4.5           Management.  The day-to-day operations of the Company will be managed by the CEO, who will report to the Board of Directors.

4.6           Board Meetings.  The quorum for meetings of the Board of Directors shall be two directors, provided that the Oramed Board Member and the Laser Board Member are present, to the extent he or she is permitted to participate under applicable law. Other than as described in Section 4.8 below, resolutions of the Board of Directors shall be passed by a majority of the directors present and lawfully entitled to vote thereon.

4.7           Deadlock Resolution.  If the Board of Directors is unable to adopt a resolution regarding a significant matter due to a tie vote  (a “Deadlock”), the Deadlock shall be resolved in accordance with the following procedure: within three "business days" (i.e., a day (other than a Friday or Saturday ) on which banks are permitted to be open and transact business in Israel) of the date of the meeting of the Board of Directors in which the Deadlock arose, the Founding Shareholders shall mutually appoint an additional director to the Board of Directors.  The Board of Directors shall then convene a meeting and attempt to resolve the Deadlock.

4.8           Major Decisions; Boards of Directors. Each of the following matters may only be approved with the prior written consent of each of the Oramed Board Member and the Laser Board Member, for so long as each of Oramed and Laser, respectively, holds 20% or more of the issued and outstanding share capital of the Company, regardless of whether such matter might otherwise be deemed to be part of the day-to-day management of the Company:

4.8.1                        Any sale or other disposition of material assets of the Company outside the ordinary course of business.

4.8.2                        Any contract or arrangement, or amendment thereto, between the Company or a subsidiary thereof, on the one hand, and any officer, director, Shareholder or Permitted Transferee of the foregoing, on the other hand.

4.8.3                        Taking on loans.

4.8.4                        Entering a new business area, other than a new field of development pursuant to the License Agreement.

4.8.5                        The merger, reorganization, consolidation or change of control transaction, other than a bona fide investment transaction or a purchase of shares from an existing shareholder, of the Company with or into any other entity

4.8.6                        The approval of the Business Plan (as defined in Section 4.11 below) and any material deviation therefrom or material modifications thereto.

4.8.7                        Declaration or payment of any dividend or other distribution by the Company.

4.8.8                        Making any loans, advances, liens or guarantees outside the ordinary course of business.

4.8.9                        Effecting an IPO and selecting the managing underwriter thereof.

4.8.10                     The hiring, compensation or termination of the CEO.

4.9           Indemnification and Insurance.  The Company will undertake to indemnify its directors and officers to the fullest extent permitted by applicable law for such individuals' service as officers and directors and to advance expenses (including all reasonable legal fees incurred by any such individual in connection with such indemnification upon the receipt of the signed statement by the indemnified individual agreeing to reimburse the Company for such advance in the event it is ultimately determined that any such individual is not entitled to be indemnified against such expenses), and shall maintain Directors and Officers Liability Insurance on customary terms and conditions.

4.10         Limitation on Liability. Subject to applicable law, neither the directors nor the officers shall be liable to the Shareholders or the Company for monetary damages for an act or omission in such person's capacity as a director or officer, except for (i) acts of willful misconduct or recklessness, (ii) any transaction from which the director or officer derived, directly or indirectly, an improper personal benefit or (iii) fines imposed upon him or her.

4.11         Business Plan. The CEO shall propose to the Board of Directors an annual business plan of the Company, including the annual budget, the R&D plan and other major factors in the Company’ operations (the "Business Plan").  The business of the Company shall be conducted in accordance with such Business Plan. The initial Business Plan of the Company for 2010 shall be proposed within 30 days of the Closing, and the Business Plan for subsequent fiscal years shall be proposed 30 days before the end of the prior fiscal year.

4.12         Information Rights. For as long as any Founding Shareholder is the holder of 5% of the issued and outstanding share capital of the Company, it shall be entitled to full transparency of the Company’s affairs, including the right to receive, promptly upon request, financial information and to inspect the books of the Company, subject to Section 5.3 below.

4.13         Bank Account; Signatory Rights.

4.13.1                      The Company shall open and maintain a bank account according to a resolution of the Board of Directors, into which all income and receipts of the Company will be deposited and from which all expenses of the Company will be paid.

4.13.2                      The initial signature rights of the Company shall be as follows: (i) the signature of the CEO, together with the Company’s seal or printed name, shall bind the Company with respect to payments of up to $5,000 each; and (ii) the joint signatures of the CEO and one director, or any two directors, together with the Company’s seal or printed name, shall bind the Company in any matters that do not require the approval of the Board or Shareholders under applicable law, the Articles or this Agreement.

4.14         Accounting.  The Company’s initial independent auditor shall be Kesselman & Kesselman, certified public accountants in Israel and a member of PricewaterhouseCoopers International Limited.  The Company shall prepare financial statements in accordance with both U.S. and Israeli generally accepted accounting principles. The Company's fiscal year shall be the calendar year.

4.15         Consulting Services.  If any personnel of a Shareholder shall provide consulting services to the Company from time to time, other than in the capacity of a Board member, the Company will compensate such Shareholder on market terms.

5.	Covenants.

5.1
Best Efforts.  Between the date of this Agreement and the Closing Date, each of the Parties shall use its best efforts to cause the conditions in Section 9 to be satisfied as soon as practicable prior to the Closing Date.

5.2
Publicity.  No Party shall issue a press release or cause any other publicity with respect to the subject matter of this Agreement or the activities of the Company without the consent of the Founding Shareholders or the Board of Directors, except as required by applicable law or stock exchange rules, in which case reasonable effort shall be made to coordinate the content and timing of such publicity.

5.3
Confidentiality. Each Shareholder shall hold in strict confidence and shall cause its directors, employees, consultants and advisors to hold in strict confidence, all documents and information in its possession concerning the Company and its business, including financial information and the entering into and content of this Agreement (the "Confidential Information"), will use such Confidential Information only in connection with its capacity as a Shareholder and shall not disclose the same to any person; provided, however, that in the event that a Shareholder is required by applicable law to disclose any Confidential Information such Shareholder will first consult with the Company and cooperate in an effort to minimize such disclosure of Confidential Information to the greatest extent possible, and after such consultation shall be entitled to disclose such Confidential Information to the extent required. The obligations in this Section 5.3 will not apply to any information which (i) is or becomes available to the public other than by breach of this Agreement by the receiving party, (ii) is or has been rightfully received by the receiving party from a third party, or disclosed by the disclosing party to a third party, without any restrictions as to its use or disclosure, (iii) is or has been independently developed by the receiving party, or (iv) is published or included in any publication in accordance to a regulatory or stock market requirement or request.

5.4
Legal Representation; Expenses. The Founding Shareholders acknowledge that attorneys at the same law firm are representing both Founding Shareholders and the Company in connection with this Agreement, the License Agreement and the establishment of the Company.  Accordingly, the fees of such firm incurred in connection with such matters shall be borne by the Founding Shareholders and the Company in three equal parts.  Such arrangement shall not apply to matters relating specifically to one Founding Shareholder, such as the corporate approval process of each Founding Shareholder.  Except as otherwise expressly provided herein, whether or not the transactions contemplated herein are consummated, each Party shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such Party in connection with this Agreement and the transactions contemplated herein.

5.5
Further Assurances. At any time and from time to time after the Closing Date, the Parties hereto agree to (i) furnish, execute, acknowledge and deliver upon reasonable request to each other such further assurances, documents, and information and (ii) do all such further acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and any document referred to herein.

5.6
Notification. Between the date of this Agreement and the Closing Date, each Party shall promptly notify the other Party in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated herein) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Party shall promptly notify the other Party of the occurrence of any breach of any covenant, agreement, undertaking or obligation of such Party or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or not reasonably likely.

6.	Non-Solicitation; Specific Performance

6.1          Non-Solicitation. Each of the Parties and the Company hereby undertakes that for as a long as such Party holds securities of the Company and for a period of one (1) year thereafter, it shall not, and shall cause its respective Affiliates not to, without the prior written consent of the other Party or the Company, as applicable, directly or indirectly, whether by itself, its employees, officers or agents and whether on its own account or on behalf of or in conjunction with or through the medium of any person, firm or company or otherwise howsoever, (with a view to employment or engagement) solicit or entice away, or endeavour to solicit or entice away, from the other Party or the Company any employee or officer of the other Party or the Company.

6.2           Specific Performance.  The Parties expressly agree and acknowledge that the detriment caused by any violation of any provision of this Agreement, would be so severe and fundamental as to be impossible to quantify in monetary damages.  Accordingly, the Parties agree that the Company and each Party shall be entitled to obtain an order for specific performance of any and all provisions this Agreement.  Nothing in this Section 6.3 shall be interpreted to limit in any way any other legal or equitable remedies which may be or become available as a result of a breach of any portion of this Agreement, including (without limitation) monetary damages.

7.	Representations and Warranties.

7.1           Each of the Parties (including the Company, upon adoption of this Agreement) hereby represents, warrants and undertakes with respect to itself, as applicable, as follows:

7.1.1        Due Incorporation. It is a corporation duly organized and validly existing under the laws in which it was incorporated, has all requisite corporate power and authority to carry on its business as now being conducted and it has all requisite corporate power to enter into and perform its obligations under this Agreement and the License Agreement.

7.1.2        Due Authorization. The execution, delivery and performance of this Agreement and the License Agreement and the consummation of the transactions provided for herein and therein, have been duly authorized by all necessary corporate action. This Agreement and the License Agreement constitute a valid and legally binding obligation on its part, enforceable in accordance with its and their terms. The execution and delivery by it of this Agreement and the License Agreement, and the consummation by it of the transactions contemplated hereby and thereby in accordance with the terms of this Agreement and the License Agreement, do not and shall not as of Closing Date contravene or conflict with (or constitute a violation of or breach of or default under or give to others any rights, including rights of termination, cancellation or acceleration): (i) its memorandum or articles of association or other corporate governing documents; (ii) any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it; or (iii) any agreement, contract, lease or commitment to which it is a party or by which it is bound.

7.1.3        Approvals. The execution, delivery and performance of this Agreement and the License Agreement by it do not require any consent of, notice of, or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished and satisfactory evidence thereof delivered to the other Party.

7.2           As of the Closing Date, the Company represents, warrants and undertakes with respect to itself, as follows:

7.2.1        Authorization; Valid Issuance.  (a) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, sale, issuance and delivery of the Original Shares, and the performance of the Company's obligations hereunder has been taken prior to or on the Closing Date; and (b) the Original Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, will have the rights, preferences, privileges and restrictions set forth in this Agreement and the Articles.

7.2.2        Capitalization. Attached hereto as Exhibit B ("Capitalization Table") is a true and correct capitalization table of the Company as of the Closing Date. Except as set forth in the Capitalization Table, there are no options, warrants or other securities, conversion privileges or other rights presently outstanding or reserved to purchase or otherwise acquire any authorized but unissued share capital or other securities of the Company.

8.	Term and Termination.

8.1           This Agreement shall remain in full force and effect until (i) terminated pursuant to the written consent of both Founding Shareholders or (ii) terminated by any Founding Shareholder if the Closing shall not have occurred within 60 days of this Agreement other than due to the fault of such Founding Shareholder.  In addition, this Agreement shall terminate in respect of any Shareholder when such Shareholder no longer holds any Ordinary Shares.

8.2           Survival. Sections 4.9, 4.10, 5.3, 6.1, 6.2 and 10 (all subsections) of this Agreement shall survive and continue to be effective after the termination of this Agreement. The termination of this Agreement shall not, in and by itself, affect the effectiveness of any agreement executed by the Parties and/or the Company pursuant to this Agreement, and such agreements shall continue to be effective until terminated in accordance with the terms thereof.

9.	Conditions to Closing.

9.1	Conditions to the Obligations of Laser.

The obligation of Laser to take the actions to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Laser):

9.1.1                        Incorporation of the Company.  The Company shall be duly incorporated and validly existing under the laws of Israel.

9.1.2                        Representations and Warranties. Each of the representations and warranties of Oramed set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

9.1.3                        Covenants. All of the covenants, agreements, undertakings and obligations that Oramed is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed.

9.1.4                        Corporate Approval. Oramed shall have approved the transactions contemplated herein in accordance with Israeli law.

9.1.5                        Delivery of Documents. Laser shall have received a copy of the following documents:

(i)	A copy of the License Agreement duly executed by Oramed and the Company;

(ii)	A copy of the employment agreement duly executed by the Company and the CEO;

(iii)	A copy of the current and valid Articles; and

(iv)	A copy of a joinder agreement to this Agreement duly executed by the Company.

9.1.5                        No Action or Order. No action shall be pending and no order shall have been issued which (i) involves a challenge to or seeks to prohibit, delay or restrict the consummation of any of the transactions contemplated herein or (ii) questions the validity or legality of any of the transactions contemplated herein.

9.2	Conditions to the Obligations of Oramed.

The obligation of Oramed to take the actions to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Oramed):

9.2.1                        Representations and Warranties. Each of the representations and warranties of Laser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

9.2.2                        Covenants. All of the covenants, agreements, undertakings and obligations that Laser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed.

9.2.3                        Shareholder Approval. The shareholders of Laser shall have approved the transactions contemplated herein in accordance with Israeli law.

9.2.4                        Delivery of Documents. Oramed shall have received a copy of the following documents:

(i)	A copy of the License Agreement duly executed by the Company;

(ii)	A copy of the employment agreement duly executed by the Company and the CEO;

(iii)	A copy of the current and valid Articles; and

(iv)	A copy of a joinder agreement to this Agreement duly executed by the Company.

9.2.5                        No Action or Order. No action shall be pending and no order shall have been issued which (i) involves a challenge to or seeks to prohibit, delay or restrict the consummation of any of the transactions contemplated herein; or (ii) questions the validity or legality of any of the transactions contemplated herein.

10.	Miscellaneous.

10.1         Relationship of the Parties.  No Party has the right to bind the other Party in any manner whatsoever and nothing in this Agreement shall be interpreted to make any Party the partner, agent or legal representative of any other Party.

10.2         Assignment. This Agreement and the rights and obligations granted and undertaken herein shall not be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, or in connection with a Transfer of Ordinary Shares in accordance with Section 2 hereof.

10.3         Taxes. Each Party shall be solely responsible for its own tax obligation. The Company shall make commercially reasonable efforts to accommodate the tax planning considerations of the Parties.

10.4         Notice. Notice as required herein shall be delivered by hand, by fax, by courier service, by electronic mail, or by registered or certified mail, return receipt requested, postage prepaid. A notice shall be addressed to a Party or the Company at the address listed below, or to another address which may subsequently be specified in writing by a Party or the Company. A notice shall be effective as of the date it is delivered if by hand or courier service; if by fax, on the date of machine-confirmation receipt; if by electronic mail, on the date of delivery; or for notices sent by mail, the earlier of the date of receipt or five (5) business days after the postmark date. Notices to the Parties shall be sent to the following:

If to Laser:	Laser Detect Systems Ltd. 11 Granit St., Qiryat Arie P.O. Box 10168 Petach Tikva 49514, Israel Attention: [_________] Tel: +972 3 927 7444 Fax: +972 3 927 7543 E-mail: [_________]

If to Oramed:	Oramed Ltd. Hi-Tech Park 2/5, Givat-Ram PO Box 39098 Jerusalem 91390, Israel Attention: Yifat Zommer, CFO Tel: +972 2 566 0001 Fax: +972 2 566 0004 E-mail: yifat@oramed.com

10.5         Integration. This Agreement and the License Agreement (including all Annexes and Exhibits hereto and thereto) are the complete and exclusive statement of the understandings of the Parties with respect to the subject matter contained herein, and supersede and merge all prior proposals and understandings between the Parties, whether oral or written, in this regard.

10.6         Severability. In the event that any provision of this Agreement shall be deemed unlawful or otherwise unenforceable, such provision shall be severed from this Agreement and the balance of the Agreement shall continue in full force and effect.

10.7         Governing Law and Jurisdiction. This Agreement shall be governed by and construed solely according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.  Any dispute arising under or in relation to this Agreement shall be resolved by arbitration by one arbitrator agreed by the Parties, in accordance with the Israeli Arbitration Law, 5728-1968.  The arbitrator shall have expertise in the area under dispute and shall be appointed jointly by the Parties or, failing agreement thereon within fourteen (14) days after either Party requests the submission of an issue to arbitration, by the President of Israel Bar.  The arbitrators shall apply substantive law but shall not be bound by the laws relating to procedure. The arbitrator shall render a decision in writing stating his reasons therefore within 14 days from the last hearing of the Parties.  The fees and expenses of the arbitrator shall be borne by the Parties equally unless otherwise determined by the arbitrator, but each Party shall pay its own expenses incurred in the arbitration. The arbitration process set out herein shall be the sole method for resolving any disputes that may arise under this Agreement; provided, however, that a party may commence legal proceedings and/or seek interlocutory or other conservatory relief whether for the purpose of protecting that party’s rights under applicable limitation or prescription rules or otherwise. For such purposes, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Tel-Aviv courts, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court.

10.8         Non-waiver of rights. The waiver of a breach or default shall not constitute the waiver of any subsequent breach or default.

10.9         Captions. The captions, titles and subtitles contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provision hereof.

10.10       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission or by electronic delivery in .pdf format or the like shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

10.11       Scriveners; Joint Negotiations. The provisions of this Agreement were negotiated by the Parties and this Agreement shall be deemed to have been drafted by all of the Parties.

10.12       Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of all of the Parties hereto.  No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Joint Venture Agreement as of the day and year first above written.

LASER DETECT SYSTEMS LTD.

By:	_____________________________________
Name:	_____________________________________
Title:	_____________________________________

ORAMED LTD.

By:	_____________________________________
Name:	_____________________________________
Title:	_____________________________________

Exhibit A

License Agreement

Exhibit B

Capitalization Table

Shareholder	Amount of Shares	Percentage
Laser Detect Systems Ltd.	5,000	50%
Oramed Ltd.	5,000	50%
TOTAL	10,000	100%